NEWS RELEASE

                                                                        CONTACT:
                                                                Robert R. Friedl
                            Vice President - Finance and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5479


    COLUMBUS MCKINNON REPORTS STRONG IMPROVEMENT IN MARGINS
    ON 14% INCREASE IN SALES

o   GROSS MARGIN IMPROVES 160 BASIS POINTS
o   NET INCOME INCREASES OVER 500%
o   REPORTED EPS FOR THE FIRST QUARTER FY2005 OF $.23 VS. $.03
o OPERATIONAL LEVERAGE GAINS REALIZED THROUGH RATIONALIZATION AND LEAN MANUFACTURING


AMHERST, N.Y., July 27, 2004 -- Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer and manufacturer of material handling products, today reported net sales of $121.7 million for its fiscal 2005 first quarter, which ended July 4, 2004. This is an increase of $15.1 million, or 14.2%, over last year's first quarter net sales of $106.6 million. Last year's first quarter included sales of $2.3 million from operations that have since been divested. Adjusting for divestitures and currency translation, sales increased by 14.8% over last year's first quarter. Driving the improvement in sales was the core Products segment which produces the Company's leading products of hoists, chain, forged attachments and cranes. Most of the growth occurred in the U.S. supported by the strengthening economy, increase in industrial activity and improving industrial capacity utilization. This year's first quarter also included three additional shipping days compared with the same period last year.

Columbus McKinnon's net income for the first quarter of fiscal 2005 grew 573.7% to $3.4 million, or $0.23 per diluted share, an improvement of $2.9 million, or $0.20 per diluted share, from net income of $0.5 million, or $0.03 per diluted share, in the year-ago quarter. Contributing to the growth in net income was an improvement in margins. Gross profit margin for the first quarter this year was 25.9%, up from 24.3% in last year's first quarter reflecting the effects of operational leverage from higher sales and improved operational efficiencies. Selling, general and administrative expenses were 16.6% of sales for both first quarters. Also contributing to higher net income is reduced interest and debt expense of $2.6 million due to refinancing of debentures in 2004.

Timothy T. Tevens, President and Chief Executive Officer, commented, "Columbus McKinnon's leading market position in the U.S. for hoists and chain enabled us to achieve sales in the first quarter that were our highest in almost three years. We have had double-digit volume improvements in most of our major product lines."

He went on to say, "More significantly, we were able to leverage the efforts we have made over the last two years to measurably improve our operational efficiency and reduce our cost structure through facility rationalization and lean manufacturing initiatives. The strong margins in our Products segment clearly demonstrate the success of our efforts."

Results for this reported period reflect an effective tax rate of 17.8% due to the use of $1.6 million, or $0.04 per diluted share, in U.S. Federal tax net operating loss carryforward benefits in the quarter that had been fully


                                    - MORE -

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Columbus McKinnon Reports String Improvement on Margins
July 27, 2004
Page 2


reserved. At July 4, 2004, the Company had deferred tax assets of approximately $39.2 million that are related to net operating loss carryforwards of $112.0 million which expire in fiscal 2023 and 2024. These deferred tax assets were recorded and fully reserved in fiscal 2004 as the result of a deduction taken on the Company's March 31, 2003 federal tax return. The deduction was associated with the loss on the sale of a systems business, ASI, in May 2002.

Results for the first quarter of last year included a net $3.3 million pre-tax gain related to the sale of real estate recorded as interest and other income and expense, a $1.2 million pre-tax charge for credit agreement amendments recorded in interest and debt expense and pre-tax restructuring charges of $0.8 million.

Mr. Tevens added, "Our core Products segment, which contributed 89% to net sales, had a strong quarter with sales up 18% and a gross profit margin of 27%, and the profitability of our Solutions segment improved on higher margins and flat sales after adjusting for divestitures."

Funded debt, net of $12.1 million of cash at July 4, 2004, was $281.5 million, a $0.8 million reduction from $282.3 million at March 31, 2004, and a $23.8 million reduction from $305.3 million a year ago. The percentage of debt to total capitalization has improved 270 basis points and 70 basis points when compared with the end of last year's first quarter and March 31, 2004, respectively.

Net cash provided by operations was $1.1 million for the fiscal 2005 first quarter compared with $7.0 million in the fiscal 2004 first quarter. Inventory turns have improved to over 5 times inventory despite the increase in inventory balances due to higher steel prices. Net cash provided by operations in last year's first quarter included a $10.6 million cash tax refund related to the May 2002 sale of the former ASI business.

Mr. Tevens concluded, "We remain focused on cost control and debt reduction while we continue to work toward the sale of less synergistic divisions and surplus real estate. Looking forward, the combination of a recovering industrial economy, new product introductions and geographic expansion, a lower cost structure and a more favorable tax situation are positive trends for Columbus McKinnon. These are offset by some negative global and domestic trends, including continued steel price increases, rising interest rates and uncertainty in end-user markets around the globe. On the whole, we are encouraged, remaining cautiously optimistic for the future."

PRODUCTS SEGMENT

Products segment sales, which represent 89% of Columbus McKinnon's consolidated net sales, increased 18% in the first quarter of fiscal 2005 to $108.6 million compared with the same period last year. Gross margin for this segment improved to 26.9% in the reported period compared with 25.8% reflecting the operating leverage gained through higher sales. Operating margin before amortization and restructuring charges was 10.1% for this reported period, up 120 basis points from the fiscal 2004 first quarter.

Backlog for the Products segment was $45.4 million at July 4, 2004. This is relatively flat with backlog of $45.3 million at March 31, 2004 and down $0.9 million from backlog at June 29, 2003. If the backlog associated with businesses that have been divested are excluded from the June 29, 2003 backlog, the Products segment backlog was up $5.7 million from last year.

SOLUTIONS SEGMENT

Net sales for this segment were $13.1 million in the fiscal 2005 first quarter, down 10.3% from sales of $14.6 million in the same period last year. Profit margins were much improved despite lower sales. Gross margin was 16.8% and operating margin (before amortization and restructuring charges) was 2.6% for

Columbus McKinnon Reports String Improvement on Margins
July 27, 2004
Page 3


this reported period, up 190 and 220 basis points, respectively from margins in the same period last year.

Backlog for the Solutions segment at July 4, 2004 was $18.2 million, up from backlog of $9.2 million at March 31, 2004 and $9.4 million at June 29, 2003. The higher backlog includes a new contract recently awarded to Univeyor in the first quarter. For this segment, the time cycle for backlog to convert to sales can range from one to six months, on average.

ABOUT COLUMBUS MCKINNON

Columbus McKinnon is a leading worldwide designer and manufacturer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.

TELECONFERENCE/WEBCAST

A  teleconference/webcast  has been  scheduled  for  July  27,  2004 at 10:00 AM
Eastern Time at which the executive officers of Columbus McKinnon will discuss the company's financial results and strategy. Interested parties in the United States and Canada can participate in the teleconference by dialing 1-888-459-1579 and asking to be placed in the "Columbus McKinnon Quarterly Conference Call" and identifying conference leader, "Tim Tevens" when asked. The webcast will be accessible at Columbus McKinnon's web site:
HTTP://WWW.CMWORKS.COM. It will also be broadcast over the FirstCall Events web site at: Thomson Financial Network at:

HTTP://PHX.CORPORATE-IR.NET/PLAYERLINK.ZHTML?C=118001&S=WM&E=916781.
-------------------------------------------------------------------

You must have Windows Media Player or RealPlayer's audio software on your computer to listen to the call. Both are available for downloading on the Columbus McKinnon web site and the FirstCall Events web site at no charge.

An audio recording of the call will be available two hours after its completion and until September 27, 2004 by dialing 1-800-925-0870. Alternatively, you may access an archive of the call until September 27, 2004 on Columbus McKinnon's web site at: HTTP://WWW.CMWORKS.COM/INVREL/PRESENTATION.ASP. The call will also be archived on the FirstCall Events web site until September 27, 2004.

SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability of the Company to sell less synergistic assets and surplus real estate, the likelihood that the Company can utilize its NOLs, the effect of operating leverage, and other factors disclosed in the Company's periodic reports filed with the Securities and
Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Columbus McKinnon Reports String Improvement on Margins
July 27, 2004
Page 4



                            COLUMBUS MCKINNON CORPORATION
                           CONSOLIDATED INCOME STATEMENTS
                                     (UNAUDITED)

(IN THOUSANDS)
                                                           THREE MONTHS ENDED
                                                    -------------------------------
                                                    JULY 4, 2004      JUNE 29, 2003
                                                    ------------      -------------

NET SALES                                            $   121,658       $   106,575
Cost of products sold                                     90,207            80,677
                                                     -----------------------------
Gross profit                                              31,451            25,898
   Gross profit margin                                     25.9%             24.3%
Selling, general and administrative expense               20,185            17,689
Restructuring charges                                         33               801
Amortization                                                  77               142
                                                     -----------------------------
INCOME FROM OPERATIONS                                    11,156             7,266
                                                     -----------------------------
Interest and debt expense                                  7,048             9,672
Gain on sale of real estate                                    -             3,282
Other                                                        (18)             (188)
                                                     -----------------------------
Interest and other income (expense) net                      (18)            3,094
                                                     -----------------------------
Income before income taxes                                 4,090               688
Income tax expense                                           728               189
                                                     -----------------------------
NET INCOME                                           $     3,362       $       499
                                                     =============================

Average basic shares outstanding                          14,576            14,539
Average diluted shares outstanding                        14,600            14,539

BASIC AND DILUTED INCOME PER SHARE                   $      0.23       $      0.03



Columbus McKinnon Reports String Improvement on Margins
July 27, 2004
Page 5


                              COLUMBUS MCKINNON CORPORATION
                               CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)                                                             (AUDITED)
                                                       JULY 4, 2004     MARCH 31, 2004
                                                      -------------     --------------

ASSETS
Current assets:
   Cash and cash equivalents                           $    12,064       $    11,101
   Trade accounts receivable                                81,802            84,374
   Unbilled revenues                                         5,136             5,160
   Inventories                                              71,161            69,119
   Net assets held for sale                                  2,570             2,790
   Prepaid expenses                                         16,605            15,486
                                                       -----------------------------
     Total current assets                                  189,338           188,030
                                                       -----------------------------

Net property, plant, and equipment                          57,392            58,773
Goodwill and other intangibles, net                        192,621           192,963
Marketable securities                                       25,066            25,355
Deferred taxes on income                                     4,933             6,388
Other assets                                                 1,931             1,854
                                                       -----------------------------
TOTAL ASSETS                                           $   471,281       $   473,363
                                                       =============================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Notes payable to banks                              $     5,437       $     5,471
   Trade accounts payable                                   24,928            30,076
   Accrued liabilities                                      50,578            48,416
   Restructuring reserve                                       370               561
   Current portion of long-term debt                         3,386             2,205
                                                       -----------------------------
Total current liabilities                                   84,699            86,729
                                                       -----------------------------

Senior debt, less current portion                          120,613           121,603
Subordinated debt                                          164,141           164,131
Other non-current liabilities                               35,512            37,922
                                                      ------------------------------
Total liabilities                                          404,965           410,385
                                                      ------------------------------

Shareholders' equity:
   Common stock                                                149               149
   Additional paid-in capital                              103,827           103,914
   Accumulated deficit                                     (21,992)          (25,354)
   ESOP debt guarantee                                      (4,973)           (5,116)
   Unearned restricted stock                                   (31)              (39)
   Accumulated other comprehensive loss                    (10,664)          (10,576)
                                                      ------------------------------
Total shareholders' equity                                  66,316            62,978
                                                      ------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $    471,281       $   473,363
                                                      ==============================


Columbus McKinnon Reports String Improvement on Margins
July 27, 2004
Page 6


                              COLUMBUS MCKINNON CORPORATION
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)
(IN THOUSANDS)
                                                            THREE MONTHS ENDED
                                                      ------------------------------
                                                      JULY 4, 2004       JUNE 29, 2003
                                                      ------------       ------------

OPERATING ACTIVITIES:
Net income                                            $      3,362       $       499
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                             2,325             2,735
   Deferred income taxes                                     1,455               498
   Gain on sale of real estate/investments                       -            (3,282)
   Other                                                       369               496
  Changes in operating assets and liabilities:
      Trade accounts receivable                              2,582             2,286
      Unbilled revenues and excess billings                     92            (1,152)
      Inventories                                           (2,080)            4,827
      Prepaid expenses                                      (1,118)           (1,717)
      Other assets                                            (129)              (66)
      Trade accounts payable                                (5,207)           (6,030)
      Accrued and non-current liabilities                     (519)            7,885
                                                      ------------------------------
Net cash provided by operating activities                    1,132             6,979
                                                      ------------------------------

INVESTING ACTIVITIES:
(Purchase) sale of marketable securities, net                  208              (415)
Capital expenditures                                          (838)           (1,499)
Proceeds from net assets held for sale                         220             3,282
                                                      ------------------------------
Net cash (used in) provided by investing activities           (410)            1,368
                                                      ------------------------------

FINANCING ACTIVITIES:
Net borrowings (payments) under revolving
  line-of-credit agreements                                  1,175            16,602
Repayment of debt                                           (1,078)          (21,867)
Deferred financing costs incurred                              (11)             (205)
Other                                                          143               147
                                                      ------------------------------
Net cash provided by (used in) financing activities            229            (5,323)
                                                      ------------------------------
Effect of exchange rate changes on cash                         12               259
                                                      ------------------------------
Net change in cash and cash equivalents                        963             3,283
Cash and cash equivalents at beginning of year              11,101             1,943
                                                      ------------------------------
Cash and cash equivalents at end of period            $     12,064       $     5,226
                                                      ==============================


Columbus McKinnon Reports String Improvement on Margins
July 27, 2004
Page 7




                                    COLUMBUS MCKINNON CORPORATION
                                        BUSINESS SEGMENT DATA
($ IN THOUSANDS)
                                                     PRODUCTS                SOLUTIONS            CONSOLIDATED
                                                     --------                ---------            ------------

QUARTER ENDED JULY 4, 2004
 Net sales                                          $108,557                 $ 13,101              $ 121,658
 Gross profit                                         29,245                    2,206                 31,451
    Margin                                              26.9%                    16.8%                  25.9%
 Income from operations before
 amortization and restructuring charges               10,921                      345                 11,266
    Margin                                              10.1%                     2.6%                   9.3%


QUARTER ENDED JUNE 29, 2003
 Net sales                                           $91,957                 $ 14,618              $ 106,575
 Gross profit                                         23,719                    2,179                 25,898
    Margin                                              25.8%                    14.9%                  24.3%
 Income from operations before
 amortization and restructuring charges                8,148                       61                  8,209
    Margin                                               8.9%                     0.4%                   7.7%





                                                           ADDITIONAL DATA


                                                                  JULY 4, 2004                 JUNE 29, 2003
                                                                  ------------                 -------------

BACKLOG (IN MILLIONS)
   Products segment                                                $  45.4                       $  46.3
   Solutions segment                                               $  18.2                       $   9.4

TRADE ACCOUNTS RECEIVABLE
   days sales outstanding                                             60.5                          65.8
INVENTORY TURNS PER YEAR
   (based on cost of products sold)                                    5.1x                          4.3x
TRADE ACCOUNTS PAYABLE
   days payables outstanding                                          24.9                          26.1
DEBT TO TOTAL CAPITALIZATION PERCENTAGE                               81.6%                         84.3%


                                                       #####